Exhibit 3.3

I, Joe Manchin III, Secretary of State of the

State of West Virginia, hereby certify that

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

Control Number: 65655

has filed its application for “Certificate of Incorporation” in my office according to the provisions of the West Virginia Code. I hereby declare the organization to be registered as corporation from its effective date of April 13, 2004 until a certificate of dissolution has been filed with Secretary of State.

Therefore, I hereby issue this

CERTIFICATE OF INCORPORATION

Given under my hand and the Great Seal of the State of West Virginia on this day of April 13, 2004 Secretary of State

JOE MANCHIN, III Secretary of State State Capitol Bldg. 1900 Kanawha Blvd. East Charleston, WV 25305-0770	Penney Barker, Team Leader Corporations Division Tel: (304) 558-8000 Fax: (304) 558-5758 www.wvsos.com FILE One Original Control # 65655

The undersigned, acting as incorporator(s) according to the West Virginia Code, adopt the following Articles of Incorporation for a West Virginia Domestic Corporation, which shall be perpetual:

1.	The name of the West Virginia corporation shall be:		Cornerstone Family Services of West
	[This name is your official name and must be used in its entirely when in use unless a trade name is registered with the Office of Secretary of State, according to Chapter 47-B of the West Virginia Code.		Virginia Subsidiary, Inc.

2.	The address of the principal office of the corporation will be:	Street:	1290 Fairmont Road

	located in the County of:	City/State/Zip:	Westover, WV 26505
		County:	Monongalia

	The mailing address of the above location, if different, will be:	Street/Box:

City/State/Zip:

3.	The physical address (not a PO box) of the of principal place of business in West Virginia, if any of the corporation will be:	Street:	1290 Fairmont Road
	located in the County of:	City/State/Zip:	Westover, WV 26505

		County:	Monongalia

	The mailing address of the above location, if different, will be:	Street/Box:

City/State/Zip:

4.	The name and address of the person to whom notice of process may be sent is:	Name:	Corporation Service Company

		Street:	209 West Washington Street

		City/State/Zip:	Charleston, WV 25302

5.	This corporation is organized as: (check one below)

☐ ☒

NON-PROFIT, NON-STOCK, (if you plan on applying for 501 (c)(3) status with the IRS you may want to include certain language that is required by IRS to be included in your articles of incorporation)

FOR PROFIT

6. FOR PROFIT ONLY:

The total value of all authorized capital stock of the corporation will be $1,000.00.

The capital stock will be divided into 1,000 shares at the par value of $1.00 per share.

FORM CD-1	Issued by the Secretary of State, State Capitol, Charleston, WV 25305	Revised 2/04

WEST VIRGINIA ARTICLES OF INCORPORATION	Page 2

7.	The purposes for which this corporation is formed are as follows:
(Describe the type(s) of business activity which will be conducted, for example, “agricultural production of grain and poultry”, “construction of residential and commercial buildings”, “manufacturing of food products”, “commercial printing”, “retail grocery and sale of beer and wine”. Purposes may conclude with words”… including the transaction of any or all lawful business for which corporations may be incorporated in West Virginia.”)

sale of cemetery goods and services and related cemetery activities including the transaction of any or all lawful business for which corporations may be incorporated in West Virginia.

8.	FOR NON PROFITS ONLY: (Check the statement that applies to your entity)

☐ Corporation will have no members

☐ Corporation will have members

(NOTE) If corporation has one or more classes of members, the designation of a class or classes is to be set forth in the articles of incorporation and the manner of election or appointment and the qualifications and rights of the members of each class is to be set forth in the articles of incorporation or bylaws. If this applies to your entity then you will have to attach a separate sheet listing the above required information, unless it will fit in the space below

9.	The name and address of the incorporator(s) is:

Name	Address	City/State/Zip

Robert J. Kupits Blank Rome LLP One Logan Square, Philadelphia, PA 19103-6998

10.	Contact and Signature Information:

	a. Contact person to reach in case there is a problem with filing:	Robert J. Kupits	Phone # 215-569-5657

b. Print Name of person who is signing articles of incorporation:	Robert J. Kupits

c. Signature of Incorporator:	Date:	4/12/04